Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 19 TO THIRD AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 19 TO THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”) is entered into as of October 20, 2010 by and among:

(a) Yellow Roadway Receivables Funding Corporation, a Delaware corporation (the “Seller” or “YRRFC”),

(b) YRC Worldwide Inc., a Delaware corporation (the “Performance Guarantor”),

(c) JPMorgan Chase Bank, N.A. (“JPMorgan”), SunTrust Bank (“SunTrust”), Wells Fargo Bank, N.A. (successor by merger to Wachovia Bank, National Association) (“Wells Fargo”), and The Royal Bank of Scotland plc (“RBS”) as successor to ABN AMRO Bank N.V. (each of the foregoing a “Committed Purchaser”),

(d) Falcon Asset Securitization Company LLC, Three Pillars Funding LLC and Amsterdam Funding Corporation (each of the foregoing, a “Conduit”),

(e) SunTrust Robinson Humphrey, Inc., Wells Fargo, RBS and JPMorgan (each of the foregoing, a “Co-Agent”), and

(f) JPMorgan, as administrative agent for the Groups (together with its successors and permitted assigns and in such capacity, the “Administrative Agent” and together with the Co-Agents, and their respective successors and permitted assigns, the “Agents”), with respect to that certain Third Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2008, among the Seller, the Committed Purchasers, the Conduits, the LC Issuer and the Agents (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “RPA”).

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the RPA.

2. Amendments to RPA. Effective as of the Effective Date (as defined herein), subject to the satisfaction of the conditions precedent set forth in Section 3 below, the RPA is hereby amended as follows:

(a) Section 3.1(j)(i) of the RPA is hereby amended and restated in its entirety as follows:

(i) the Seller has instructed, or has caused each Originator to instruct, all Obligors to pay all Collections directly to a segregated lock-box identified on Exhibit III hereto or to such other location as the Administrative Agent shall have instructed under Section 5.1(l) or Section 11.4(a)

(b) Section 3.1 of the RPA is hereby amended to insert the following new clause (t) in proper alphabetical order:

(t) IBT MOU.

(i) Attached hereto as Exhibit XI is a true, accurate and complete copy of the IBT MOU as of September 24, 2010. The IBT MOU has not been terminated under Section 19 thereof or otherwise. Since September 24, 2010, the IBT MOU has not been amended, waived or otherwise modified in any respect adverse to the Performance Guarantor or any of its Subsidiaries without the prior written consent of the Co-Agents.

(ii) At all times during the period from September 24, 2010 to the Ratification Date, the IBT MOU (A) constitutes an agreement duly executed and approved by the parties thereto, and (B) has given rise to an undertaking by the TNFINC to seek ratification thereof by the employees of the “Employer” specified therein, and TNFINC has provided assurances to the Performance Guarantor that it will seek such ratification.

(iii) At all times from and after the Ratification Date, the IBT MOU has been in full force and effect.

(c) The preamble to Section 5.1(b) of the RPA is hereby amended and restated in its entirety as follows:

(b) Notices. The Seller will notify the Agents in writing of any of the following immediately, or by such later time as may be specified below, upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(d) Section 5.1(b) of the RPA is hereby amended to insert the following new subclauses (ix), (x) and (xi) in proper numerical order:

(ix) Ratification of the IBT MOU. Ratification of the IBT MOU by the IBT, which notice shall be given not more than five (5) Business Days following the Ratification Date and shall be accompanied by a certificate issued by the Performance Guarantor certifying that (i) attached thereto is a true, accurate and complete copy of the ratified IBT MOU, (ii) the IBT MOU has been ratified by the IBT and is then in full force and effect, (iii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required that has not then been obtained or made in order for the ratification by the IBT of the IBT MOU to become and be in full force and effect and (iv) the terms, conditions and provisions of the IBT MOU as ratified do not differ from and are not inconsistent with the terms, conditions and provisions of the form of IBT MOU attached hereto as Exhibit XI except as expressly disclosed in such certificate.

(x) IBT MOU. The occurrence of any of the following, which notice shall be given not more than five (5) Business Days following each such occurrence, (i) any request on the part of the Performance Guarantor, the TNFINC or the IBT for any amendment, waiver or other modification to the IBT MOU, (ii) any failure on the part of the Performance Guarantor or the IBT to comply with any term or provision of the IBT MOU, or (iii) at any time from or after the Ratification Date: (A) any failure for any reason of the IBT MOU to be in full force and effect, or (B) any assertion on the part of the Performance Guarantor, the TNFINC, the IBT or any other Person of the invalidity or unenforceability of any term or provision of the IBT MOU other than any such assertion that constitutes an Employee Grievance.

(xi) Interim Restructurings. The occurrence of any of the following, which notice shall be given not more than five (5) Business Days following each such occurrence: (i) the submission to the Performance Guarantor or any of its Subsidiaries of any reasonably viable proposal for an Interim Restructuring of any type or kind which proposal has been memorialized in any written form, or (ii) the submission for negotiation or execution to the Performance Guarantor or any of its Subsidiaries of any Interim Restructuring Agreement.

(e) Section 5.1(l) of the RPA is hereby amended and restated in its entirety as follows:

(l) Collections. Unless the Seller is otherwise instructed at any time by the Administrative Agent, the Seller shall instruct all Obligors, or cause the Originators to instruct, all Obligors to pay all Collections directly to a segregated lock-box or other Collection Account listed on Exhibit III, each of which is subject to a Collection Account Agreement. In the case of payments remitted to any such lock-box, the Seller shall cause all proceeds from such lock-box to be deposited directly by a Collection Bank into a Collection Account listed on Exhibit III, which is subject to a Collection Account Agreement. The Seller shall maintain exclusive dominion and control (subject to the terms of this Agreement) to each such Collection Account. In the case of any Collections received by the Seller or any Originator, the Seller shall remit (or shall cause such Originator to remit) such Collections to a Collection Account not later than the Business Day immediately following the date of receipt of such Collections, and, at all times prior to such remittance, the Seller shall itself hold (or, if applicable, shall cause such Originator to hold) such Collections in trust, for the exclusive benefit of the Purchasers and the Agents. In the case of any remittances received by the Seller in any such Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Seller shall promptly remit such items to the Person identified to it as being the owner of such remittances. The Administrative Agent may at any time (whether in connection with delivery to any of the Collection Banks of a Collection Notice pursuant to Section 6.3 or otherwise), request that the Seller, and the Seller thereupon promptly shall and shall direct the Originators to, direct all Obligors on Receivables to remit all payments thereon to a new depositary account (the “New Concentration Account”) specified by the Administrative Agent and, at all times thereafter the Seller shall not deposit or otherwise credit, and shall not permit any Originator or any other Person to deposit or otherwise credit to the New Concentration Account any cash or payment item other than Collections. Alternatively, the Administrative Agent may request that the Seller, and the Seller thereupon promptly shall, direct all Persons then making remittances to any Collection Account listed on Exhibit III which remittances are not payments on Receivables to deliver such remittances to a location other than an account listed on Exhibit III.

(f) Section 5.2(b) of the RPA is hereby amended and restated in its entirety as follows:

(b) Change in Payment Instructions to Obligors. The Seller will not add or terminate any bank as a Collection Bank from those listed in Exhibit III, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any lock-box, Collection Account or Collection Bank, unless either (x) directed to do so by the Administrative Agent in accordance with the terms of this Agreement or (y) the Administrative Agent shall have received, at least fifteen (15) Business Days before the proposed effective date therefor:

(i) written notice of such addition, termination or change, and

(ii) with respect to the addition of a lock-box, Collection Account or Collection Bank, an executed account agreement and an executed Collection Account Agreement from such Collection Bank relating thereto;

provided, however, that the Seller may make changes in instructions to Obligors regarding payments if (A) such new instructions require such Obligor to make payments to another existing lock-box or Collection Account that is subject to a Collection Account Agreement then in effect and (B) such new instructions are not contrary to the express written instructions of the Administrative Agent.

(g) Section 5.2 of the RPA is hereby amended to insert the following new clause (j) in proper alphabetical order:

(j) IBT MOU. The Seller shall not permit any amendment, waiver or other modification in any respect adverse to the Performance Guarantor or any of its Subsidiaries to be made in respect of the IBT MOU. For purposes of this Section 5.2(j), it is understood that the resolution in the ordinary course of business of an Employee Grievance seeking to enforce the IBT MOU terms will not be deemed to constitute an amendment, waiver or modification to the IBT MOU.

(h) The proviso appearing at the end of Section 6.5(a) of the RPA is hereby deleted in its entirety.

(i) Section 6.5(d) of the RPA is hereby amended and restated in its entirety as follows:

(d) On each day (or if such day is not a Business Day, the next following Business Day), the Servicer shall prepare and forward to the Agents a Daily Report for the preceding Business Day and the preparation and forwarding of Daily Reports shall continue so long as any Agent requests Daily Reports and Daily Settlements; provided that the Servicer need only prepare Weekly Reports rather than Daily Reports, if and after the Administrative Agent so states in writing which will only be provided so long as no Agents request Daily Reports and Daily Settlements.

(j) The proviso appearing at the end of Section 7.1(d) of the RPA is hereby amended and restated in its entirety as follows:

provided, however, in the case of each of the foregoing clauses (i), (ii) and (iii), all Receivables owing from General Motors Corporation, its successors or assigns or any of its Affiliates shall be excluded from all calculations of Delinquency Ratios, Dilution Ratios and Default Ratios.

(k) Section 7.1 of the RPA is hereby amended to insert the following new clauses (n) and (o) in proper alphabetical order:

(n) At any time during the period from September 24, 2010 to the Ratification Date, the IBT MOU shall for any reason be terminated or rejected by the employees of the “Employer” (as defined in the IBT MOU) or TNFINC shall elect to cease recommending ratification of the IBT MOU; it being understood that, for this purpose, failure to obtain ratification of the IBT MOU in one or more votes shall not constitute rejection of the IBT MOU unless and until TNFINC or the IBT advises in writing that the IBT MOU will not be submitted for a re-vote. At any time from and after the Ratification Date, the IBT MOU shall for any reason cease to be in full force and effect; or, at any time after ratification of the IBT MOU by the IBT, such ratification shall be rescinded, revoked or otherwise determined to be ineffective for any reason.

(o) An Interim Restructuring shall occur without the prior written consent of the Co-Agents; provided that a Servicer Default shall not exist under this Section 7.1(o) if such consent shall have been withheld solely by reason of the requirement by the Co-Agents that any refinancing, termination or any other reduction in the Purchaser Interests not otherwise required hereunder occur prior to the issuance of such consent.

(l) Section 10.1 of the RPA is hereby amended to delete the phrase “Subject, in each of the following cases, to Section 10.3” appearing immediately before clause (a) therein.

(m) The first sentence of Section 10.2 of the RPA is hereby amended and restated in its entirety as follows:

Any Committed Purchaser may, in the ordinary course of its business at any time sell to one or more Persons (each, a “Participant”) participating interests in its Pro Rata Share of the Receivable Interests of the Committed Purchasers or any other interest of such Committed Purchaser hereunder.

(n) Subclause (G) of Section 11.1(b)(i) of the RPA is hereby amended and restated in its entirety as follows:

(G) change the definition of “Eligible Receivable,” “Discount Reserve,” “Incremental Availability,” “Loss Reserve Percentage,” “Aggregate Reserve Percentage” or “Default Ratio,”

(o) Section 11.4 of the RPA is hereby amended and restated in its entirety as follows:

Section 11.4. Protection of Ownership Interests of the Purchasers.

(a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that any Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests, or to enable the Administrative Agent, on behalf of the Purchasers and the LC Issuer, to exercise and enforce its rights and remedies hereunder. The Administrative Agent may, or the Administrative Agent may direct the Seller (a “Direction to Notify Obligors”) to, notify the Obligors of Receivables, at any time, at the Seller’s expense, of the ownership and security interests of the Administrative Agent, on behalf of the Purchasers and the LC Issuer, under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent or its designee and the Seller shall, forthwith upon its receipt of a Direction to Notify Obligors, notify, or cause the applicable Originator to notify, the Obligors accordingly. The Seller shall, at any Purchaser’s or the LC Issuer’s written request, withhold the identity of such Purchaser or the LC Issuer in any such notification. At any time prior to issuing a Direction to Notify Obligors, the Administrative Agent may request that the Seller and the Originators, and the Seller thereupon promptly shall itself and shall cause the Originators to, implement such measures as the Administrative Agent may reasonably request to facilitate and ensure that, upon issuance of a Direction to Notify Obligors, notice to Obligors will be effected with dispatch and without delays that might otherwise have occurred.

(b) If the Seller or the Servicer fails to perform any of its obligations hereunder, any of the Agents may (but shall not be required to) perform, or cause performance of, such obligation; and such Agent’s costs and expenses incurred in connection therewith shall be payable by the Seller (if the Servicer that fails to so perform is the Seller or an Affiliate thereof) as provided in Section 8.3, as applicable. The Seller and the Servicer each irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of the Seller and the Servicer (i) to execute on behalf of the Seller as debtor (if required) and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Administrative Agent, on behalf of the Purchasers and the LC Issuer, in the Receivables and Related Security, (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables and (iii) to provide written notice to the Obligors of Receivables as contemplated in Section 11.4(a) above. This appointment is coupled with an interest and is irrevocable.

(p) The Commitment set forth on the signature page for JPMorgan is hereby amended to delete the reference to “$122,208,334” therein and to substitute “$113,479,167” therefor.

(q) The Commitment set forth on the signature page for SunTrust is hereby amended to delete the reference to “$76,125,000” therein and to substitute “$70,687,500” therefor.

(r) The address for notices set forth on the signature page for SunTrust is hereby amended and restated as follows:

Address for notices:

SunTrust Bank Mail Code VA-Richmond-HDQ 1022 919 E. Main St., 22nd Floor Richmond, VA 23219
Attention:	Kip Hurd and Joe Franke
Facsimile:	(804) 782-7548
Telephone:	(804) 782-5097

(s) The Commitment set forth on the signature page for Wells Fargo is hereby amended to delete the reference to “$64,166,666” therein and to substitute “$59,583,333” therefor.

(t) The address for notices set forth on the signature page for Wells Fargo is hereby amended and restated as follows:

Address for notices:

Wells Fargo Bank, N.A.

6 Concourse Parkway, Suite 1450

Atlanta, GA 30328

Attention:  Elizabeth R. Wagner

Fax:    (404) 732-0851

With a copy (in the case of any matter relating to a Letter of Credit) to:

Wells Fargo Capital Finance

12 East 49 Street, Mail-Code J0109 424

New York, NY 10017

Attention: Farouk Ali

Tel 212-545-4205

Fax 212-545-4599

(u) The Commitment set forth on the signature page for RBS is hereby amended to delete the reference to “$87,500,000” therein and to substitute “$81,250,000” therefor.

(v) The definition of “Adjustment Benefit” set forth on Exhibit I to the RPA is hereby amended and restated in its entirety as follows:

“Adjustment Benefit” means, at any time, an amount equal to:

[ [(Unadjusted LRP – LRP) + (Unadjusted DRP – DRP)] x NRB] + [ITRB x (1 – ARP)]

Where:

Unadjusted LRP	=	Unadjusted Loss Reserve Percentage
LRP	=	Loss Reserve Percentage
Unadjusted DRP	=	Unadjusted Dilution Reserve Percentage
DRP	=	Dilution Reserve Percentage
NRB	=	Net Receivables Balance
ITRB	=	Aggregate In Transit Earned Receivables Balance
ARP	=	Aggregate Reserve Percentage

(w) The definition of “Aggregate Reserve Percentage” set forth on Exhibit I to the RPA is hereby amended and restated in its entirety as follows:

“Aggregate Reserve Percentage” means on any date of determination, the greater of (i) the sum of (a) the Loss Reserve Percentage, plus (b) the Discount Reserve Percentage, plus (c) the Dilution Reserve Percentage, plus (d) the Servicer Fee Reserve Percentage, and (ii) forty percent (40%).

(x) The definition of “Audit Reserve Percentage” set forth on Exhibit I to the RPA is hereby deleted in its entirety.

(y) The chart appearing in the definition of “Calculation Period” set forth on Exhibit I to the RPA is hereby amended and restated in its entirety as follows:

Calculation Period	Calendar Month	Accounting Period	Corresponding Dates
9	September 2010	5 weeks	8/29/10 - 10/2/10
10	October 2010	4 weeks	10/3/10 - 10/30/10
11	November 2010	4 weeks	10/31/10 - 11/27/10
12	December 2010	5 weeks	11/28/10 - 12/31/10
1	January 2011	4 weeks	1/1/11 -1/29/11
2	February 2011	4 weeks	1/30/11 - 2/26/11
3	March 2011	5 weeks	2/27/11 - 4/2/11
4	April 2011	4 weeks	4/3/11 - 4/30/11
5	May 2011	4 weeks	5/1/11 - 5/28/11
6	June 2011	5 weeks	5/29/11 - 7/2/11
7	July 2011	4 weeks	7/3/11 - 7/30/11
8	August 2011	4 weeks	7/31/11 - 8/27/11
9	September 2011	5 weeks	8/28/11 - 10/1/11
10	October 2011	4 weeks	10/2/11 - 10/29/11
11	November 2011	4 weeks	10/30/11 -11/26/11
12	December 2011	5 weeks	11/27/11 - 12/31/11

(z) The definition of “Co-Agent’s Fee Letter” set forth on Exhibit I to the RPA is hereby amended and restated in its entirety as follows:

“Co-Agents’ Fee Letter” means the fifth amended and restated Co-agents’ fee letter, dated as of October 20, 2010 by and among the Agents, the LC Issuer and the Seller, as such fee letter may be further amended, restated, supplemented or otherwise modified from time to time.

(aa) The definition of “Daily Report” set forth on Exhibit I to the RPA is hereby amended and restated in its entirety as follows:

“Daily Report” means a report furnished by the Servicer to the Administrative Agent pursuant to Section 6.5(d), which report shall be substantially in the form of a Weekly Report.

(bb) The definition of “Default Rate” set forth on Exhibit I to the RPA is hereby amended and restated in its entirety as follows:

“Default Rate” means the sum of (a) the Base Rate plus (b)(i) at all times prior to April 30, 2011, 2.00% per annum, (ii) at all times during the period from April 30, 2011 to June 30, 2011, 3.00%, per annum, and (iii) from and after June 30, 2011, 4.00% per annum.

(cc) The definition of “Deferred Revenue” set forth on Exhibit I to the RPA is hereby deleted in its entirety.

(dd) Clause (ii) appearing in the definition of “Eligible Receivable” set forth on Exhibit I to the RPA is hereby amended and restated in its entirety as follows:

(ii) a Receivable (A) as to which no payment, or part thereof, remains unpaid for 120 days or more from the original invoice date, (B) which does not constitute an In Transit Unearned Receivable Balance, and (C) is not a Defaulted Receivable,

(ee) The definition of “Excluded Receivable” set forth on Exhibit I to the RPA is hereby amended and restated in its entirety as follows:

“Excluded Receivable” means all rights to payment owing from General Motors Corporation, its successors or assigns or any of its Affiliates.

(ff) The definition of “Fall-Away Event” set forth on Exhibit I to the RPA is hereby deleted in its entirety.

(gg) The definitions of “Group Commitment” and “Group Limit” set forth in Exhibit I to the RPA are hereby amended and restated in their entirety as follows:

“Group Commitment” and “Group Limit” means, for each Group, the amount set forth next to its name in the table below under the applicable column heading:

Group Name	Group Limit	Group Commitment
Wells Fargo Group	$59,583,333	$59,583,333
Falcon Group	$113,479,167	$113,479,167
Three Pillars Group	$70,687,500	$70,687,500
Amsterdam Group	$81,250,000	$81,250,000

(hh) The definition of “Incremental Availability” set forth on Exhibit I to the RPA is hereby amended and restated in its entirety as follows:

“Incremental Availability” means, at any time, an amount equal to:

(a) during the period from October 20, 2010 until the date the Performance Guarantor shall have certified in writing to the Agents and Purchasers that the IBT MOU has been ratified by the IBT and is then in full force and effect in the form attached to such certification, zero, and

(b) at all times thereafter, an amount equal to (i) the Net Receivables Balance, minus (ii) the Required Reserve, minus (iii) the Adjustment Benefit, minus (iv) the aggregate Credit Exposure of all Groups.

(ii) The definition of “Integration Defaults” set forth on Exhibit I to the RPA is hereby amended and restated in its entirety as follows:

“Integration Defaults” means, with respect to (i) the August 2009 Calculation Period, an amount equal to $6,749,771 and (ii) the September 2009 Calculation Period, an amount equal to $4,608,203.

(jj) The definition of “Integration Dilution” set forth on Exhibit I to the RPA is hereby amended and restated in its entirety as follows:

“Integration Dilution” means, with respect to any Calculation Period corresponding to a calendar month below, the amount set forth opposite such month in the table below:

Calculation Period	Integration Dilution ($)
March 2009	1,002,013
April 2009	4,195,314
May 2009	4,921,859
June 2009	1,569,708
July 2009	906,062
August 2009	1,323,789
September 2009	406,518

(kk) The definition of “Integration Waiver Condition” set forth on Exhibit I to the RPA is hereby deleted in its entirety.

(ll) The definition of “LIBOR Rate” set forth on Exhibit I to the RPA is hereby amended and restated in its entirety as follows:

“LIBOR Rate” means an interest rate per annum equal to the sum of (a) the greater of (i) the Base LIBOR Rate and (ii) 3.50% multiplied by the Statutory Reserve Percentage, plus (b) (i) at all times prior to April 30, 2011, 6.50%, (ii) at all times during the period from April 30, 2011 to June 30, 2011, 7.50% and (iii) from and after June 30, 2011, 8.50%. The LIBOR Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

(mm) The definition of “LMIR” set forth on Exhibit I to the RPA is hereby amended and restated in its entirety as follows:

“LMIR” means, on any date of determination, a rate per annum equal to the sum of (a) the greater of (i) the LIBOR Market Index Rate and (ii) 3.50% multiplied by the Statutory Reserve Percentage, plus (b) (i) at all times prior to April 30, 2011, 6.50%, (ii) at all times during the period from April 30, 2011 to June 30, 2011, 7.50% and (iii) from and after June 30, 2011, 8.50%.

(nn) The definition of “Recapitalization Transaction” set forth on Exhibit I to the RPA is hereby deleted in its entirety.

(oo) The definition of “Stated Liquidity Termination Date” set forth on Exhibit I to the RPA is hereby amended and restated in its entirety as follows:

“Stated Liquidity Termination Date” means October 19, 2011; provided that the Stated Liquidity Termination Date shall mean:

(i) January 10, 2011 unless, as of such date, (a) the Ratification Date shall have occurred, (ii) the Seller shall have delivered to the Agents a certificate of the Performance Guarantor in the form contemplated in Section 5.1(b)(ix) and (iii) the IBT MOU shall then be in full force and effect; or

(ii) any other date designated by the Administrative Agent, on three Business Days’ notice to the Seller on or after the Ratification Date, if the IBT MOU as ratified shall contain any term, provision or condition different from or inconsistent with the terms, provisions and conditions set forth in the IBT MOU attached hereto as Exhibit XI in any respect determined by all of the Co-Agents in their sole discretion to be material.

(pp) Exhibit I to the RPA is hereby amended to insert the following new definitions in proper alphabetical order:

“Employee Grievance” means a grievance, complaint or other claim asserted by any employee at any time following the Ratification Date in respect of the application of the IBT MOU terms to the specific circumstances of such employee, which grievance, complaint or claim does not, individually or in the aggregate with any similar claims by other employees, either (i) challenge the legality, validity or enforceability generally of the IBT MOU or the framework set forth therein or (ii) assert a claim for monetary damages in excess of a customary compensation adjustment.

“IBT” means the International Brotherhood of Teamsters.

“IBT MOU” means the Agreement for the Restructuring of the YRC Worldwide, Inc. Operating Companies dated September 24, 2010 among YRC Inc., USF Holland, Inc., New Penn Motor Express, Inc. and the TNFINC together with the accompanying term sheet, a copy of which is attached hereto as Exhibit XI.

“Interim Restructurings” means, with respect to the Performance Guarantor, any Originator or any Subsidiary of the foregoing, at any time from and after October 20, 2010 (the “Reference Date”), (i) the issuance of any capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of any such Person; provided that, in the case of the Performance Guarantor, such issuance shall not constitute an Interim Restructuring unless and until the aggregate number of shares of capital stock, on a fully diluted basis, in respect of any and all such issuances since the Reference Date exceeds five percent (5%) of the outstanding shares of capital stock of the Performance Guarantor as of the Reference Date, (ii) the issuance of, entering into, restructuring of or refinancing of any debt securities, notes, credit agreements or credit facilities having, individually (for any indebtedness other than the Purchaser Interests hereunder or any indebtedness arising under the YRCW Credit Agreement or the Performance Guarantor’s 6% Senior Notes), a principal amount and unfunded facility amount in excess of $10,000,000, (iii) the exchange or conversion of any obligations or liabilities of any type or kind of any such Person for or into capital stock, debt securities or any other instrument or agreement of a type described in clause (i) or (ii) above, (iv) any “Capital Event,” restructuring or recapitalization contemplated under the IBT MOU, (v) any amendment, restatement, supplement or other modification to the YRCW Credit Agreement, and (vi) any amendment, restatement, supplement or other modification to the Performance Guarantor’s 6% Senior Notes (as defined in the YRCW Credit Agreement) due 2014. Notwithstanding the foregoing, “Interim Restructurings” shall not include the issuance of any capital stock by the Performance Guarantor (A) under its “at market issuance sales program,” (B) in the conversion of or payment of interest under its 6% Senior Notes due 2014, or (C) in accordance with the terms of any of its single-employer benefit plans.

“Interim Restructuring Agreement” means any instrument, document or agreement giving effect to, or to any material aspect of, any Interim Restructuring.

“In Transit Earned Receivable Balance” means any Receivable which has been booked as an asset on the applicable Originator’s balance sheet (prior to giving effect to any sale or contribution of such Receivable by such Originator to the Seller) but as to which delivery of the underlying goods has not yet been completed in accordance with the Invoice or underlying purchase order, to the extent the Outstanding Balance of such Receivable is determined to be earned in accordance with generally accepted accounting principles; provided that at all times prior to March 1, 2011, the In Transit Earned Receivable Balance shall be deemed to be zero.

“In Transit Unearned Receivable Balance” means any Receivable which has been booked as an asset on the applicable Originator’s balance sheet (prior to giving effect to any sale or contribution of such Receivable by such Originator to the Seller) but as to which delivery of the underlying goods has not yet been completed in accordance with the Invoice or underlying purchase order, to the extent the Outstanding Balance of such Receivable is determined to be unearned in accordance with generally accepted accounting principles. The Originators commonly refer to In Transit Unearned Receivable Balance as being “deferred revenue.”

“Ratification Date” means the date the “Restructuring Plan” (as defined in the IBT MOU) shall become mandatory for all employees of the “Employer” (as defined in the IBT MOU) by reason of an affirmative vote of the required bargaining unit employees to adopt the Restructuring Plan as contemplated in Section 10 of the IBT MOU.

“TNFINC” means the Teamsters National Freight Industry Negotiating Committee of the IBT.

(qq) Exhibit III to the RPA is hereby amended and restated in its entirety as set forth on Annex I attached hereto.

(rr) The RPA is hereby amended to insert the following new Exhibit XI as set forth in Annex II attached hereto.

3. Conditions Precedent. This Amendment shall become effective on the date (the “Effective Date”) when each of the following conditions precedent have been satisfied or waived:

(a) The Administrative Agent shall have received the following, each in a form satisfactory to the Administrative Agent: (i) counterparts of this Amendment duly executed by the Seller, the Performance Guarantor, each Purchaser and the Agents, (ii) counterparts of the Fifth Amended and Restated Co-Agent’s Fee Letter of even date herewith (the “Fee Letter”) among the Agents and the Seller and (iii) such other documents, instruments or agreements as any Agent shall reasonably request.

(b) Receipt of all fees and expenses payable on the date hereof under the Fee Letter or otherwise in connection with the transactions contemplated herein.

(c) The Seller shall have paid the reasonable legal fees and disbursements of (i) the Administrative Agent’s counsel, Sidley Austin LLP and (ii) the Wells Fargo Agent’s counsel, Greenberg Traurig, LLP, in each case, invoiced on or prior to the date on which the conditions described in clauses (a) through clause (b) of this Section 3 have been satisfied.

4. Representations and Warranties. In order to induce the other parties to enter into this Amendment:

(a) The Seller hereby represents and warrants to the Purchasers and Agents that after giving effect to the amendments contained in Section 2 above, (i) no Servicer Default or Potential Servicer Default exists and is continuing as of the Effective Date or would result from the execution, delivery and performance of this Amendment, (ii) the RPA, as amended hereby, and the Fee Letter constitute legal, valid and binding obligations of the Seller and the Performance Guarantor enforceable against such Person in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (iii) excluding Section 3.1(k) of the RPA solely insofar as it relates to the absence of a Material Adverse Effect of the type described in clause (i) of the definition of such term (as to which no representation or warranty is made hereby), each of the Seller’s representations and warranties contained in the RPA is correct as of the Effective Date.

(b) The Performance Guarantor hereby represents and warrants to the Purchasers and Agents that (i) neither the Performance Guarantor nor any of its Affiliates (A) has received a demand for payment, or has knowledge, of complete or partial withdrawal liability to any multiemployer plan, (B) to its knowledge, contributes to any multiemployer plan (within the meaning of section 4001(a)(3) of the Employee Retirement Security Act of 1974, as amended) that has an accumulated funding deficiency that has not been waived or (C) contributes to any single employer defined benefit plan with respect to which any minimum required contribution (within the meaning of section 430(a) of the Internal Revenue Code of 1968, as amended) was not paid by its due date and (ii) the execution, delivery and performance by the Performance Guarantor of this Amendment does not breach, or result in a default under, any agreement by which the Performance Guarantor or any of its Subsidiaries may be bound.

(c) The Performance Guarantor hereby consents to the amendments herein contained and ratifies and confirms that the Performance Undertaking remains in full force and effect.

The representations and warranties of the Performance Guarantor set forth in Section 4(b) above shall be made on the date hereof and shall be deemed remade by the Performance Guarantor on and as of the date of each Credit Event under the RPA, both before and immediately after giving effect to such Credit Event.

5. Ratification. Except as modified hereby, the RPA is hereby ratified, approved and confirmed in all respects.

6. Reference to Agreement. From and after the Effective Date, each reference in the RPA to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the RPA in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean, respectively, the RPA as modified by this Amendment.

7. Costs and Expenses. The Seller agrees to pay all reasonable costs, fees, and out-of-pocket expenses (including reasonable attorneys’ fees and disbursements) incurred by the Agents in connection with the preparation, execution and enforcement of this Amendment.

8. CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart via facsimile or other electronic transmission shall be deemed delivery of an original counterpart.

<Signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

YELLOW ROADWAY RECEIVABLES FUNDING CORPORATION

By:
Name:
Title:

YRC WORLDWIDE INC., as Performance Guarantor

By:
Name:
Title:

SUNTRUST ROBINSON HUMPHREY, INC., as Three Pillars Agent

By:
Name:
Title:

SUNTRUST BANK, as a Committed Purchaser

By:
Name:
Title:

THREE PILLARS FUNDING LLC, as a Conduit

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Committed Purchaser, as Falcon Agent and as Administrative Agent

By:
Name: John M. Kuhns
Title: Executive Director

FALCON ASSET SECURITIZATION COMPANY LLC, as a Conduit

BY: JPMORGAN CHASE BANK, N.A., ITS ATTORNEY-IN-FACT

By:
Name:
Title:

WELLS FARGO BANK, N.A. (successor by merger to Wachovia Bank, National Association), as a Committed Purchaser and as Wells Fargo Agent

By:
Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC, as a Committed Purchaser and as Amsterdam Agent

By:	RBS SECURITIES INC., as its agent

By:
Name:
Title:

AMSTERDAM FUNDING CORPORATION, as a Conduit

By:
Name:
Title: